ALEXANDER & BALDWIN, INC.

EXECUTIVE PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

RECITALS

A.        The Corporation has implemented the Plan for the purpose of providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

B.        Participant is to render valuable services to the Corporation (or any Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant under the Stock Issuance Program.

C.        All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.         Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, restricted stock units under the Plan. The number of shares of Common Stock underlying the awarded restricted stock units and the applicable performance vesting requirements for those units and the underlying Shares are set forth in the Award Notice. The remaining terms and conditions governing the Award shall be as set forth in this Agreement.

2.         Limited Transferability. Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the restricted stock units subject to the Award or the underlying Shares or pledge or otherwise hedge the sale of those units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, any Shares which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to record the ownership of any Shares which in fact vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.         Vesting Requirements. The Shares subject to the Award shall initially be unvested and shall vest only in accordance with the vesting provisions of this Paragraph 3 or the special vesting acceleration provisions of Paragraph 5. The actual number of Shares in which Participant shall vest under this Paragraph 3 shall be determined pursuant to a two-step process: (i) first there shall be calculated the maximum number of Shares in which Participant can vest based upon the level at which the Performance Goals specified on Schedule I to the Award Notice are actually attained and (ii) then the number of the Performance Shares resulting from the clause (i) calculation in which Participant shall actually vest shall be determined on the basis of his or her completion of the applicable Service vesting provisions set forth below. Accordingly, the vesting of the Shares shall be calculated as follows:

(a)       Performance Vesting: As soon as administratively practicable following the completion of the Performance Period, the Plan Administrator shall determine the applicable number of Performance Shares in accordance with the provisions of the Award Notice and Schedule I attached thereto.

(b)       Service Vesting: The Performance Shares so determined represent the maximum number of Shares in which Participant can vest hereunder. The actual number of Shares in which Participant shall vest shall be determined as follows:

-          If Participant continues in Service through the completion of the Performance Period, Participant shall vest in one hundred percent (100%) of the Performance Shares.

-          If Participant ceases Service prior to the completion of the Performance Period by reason of Early Retirement, Normal Retirement, death or Permanent Disability, then Participant shall vest in a portion of the Performance Shares determined by multiplying the maximum number of Performance Shares in which Participant could vest, based on the actual level of Performance Goal attainment for the Performance Period, by a fraction, the numerator of which is the number of months of actual Service completed by Participant in such Performance Period (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) constituting the entire Performance Period.

-          If Participant’s Service ceases for any other reason prior to the completion of the Performance Period, then Participant shall not vest in any of the Shares.

Schedule I attached to this Agreement sets forth examples illustrating the calculation of the number of Shares in which the Participant may vest based upon hypothetical levels of Performance Goal attainment and service vesting requirements.

4.	Stockholder Rights and Dividend Equivalents

(a)       The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

(b)       Notwithstanding the foregoing, should any dividend or other distribution payable other than in shares of Common Stock, whether regular or extraordinary, be declared and paid on the Corporation’s outstanding Common Stock in one or more calendar years during which Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the number of Shares issuable under this Award at Target Level Attainment had that number of Shares been issued and outstanding and entitled to that dividend or distribution. The phantom dividend equivalents credited to the Participant’s book account during a particular calendar year shall be distributed to Participant (in cash or such other form as the Plan Administrator may deem appropriate in its sole discretion) in one or more installments completed prior to the last day of that calendar year. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

5.         Change in Control. The following provisions shall apply only to the extent a Change in Control is consummated prior to the completion of the applicable Performance Period and shall have no force or effect in the event the closing of the Change in Control occurs after the completion of such Performance Period.

(a)       Any restricted stock units subject to this Award at the time of such Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the maximum number of Shares issuable under this Award at Extraordinary Level Attainment and provides for subsequent payout of that value in accordance with the same performance and Service vesting requirements applicable to the Award. In the event of such assumption or continuation of this Award or such replacement of the Award with a cash retention program, no accelerated vesting of the restricted stock units shall occur at the time of the Change in Control.

(b)       In the event this Award is assumed or otherwise continued in effect, the restricted stock units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the maximum number of Shares issuable under this Award at Extraordinary Level Attainment would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the restricted stock units subject to the Award at that time but subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(c)       Immediately upon an Involuntary Termination (i) within twenty-four (24) months following the Change in Control in which this Award is assumed or otherwise continued in effect and (ii) prior to the completion of the Performance Period, Participant shall vest in that number of Shares equal to the Performance Shares which would have resulted upon the Corporation’s achievement of each applicable Performance Goal at Target Level Attainment, and that number of Shares shall be immediately issued to Participant, subject to the Corporation’s collection of the applicable Withholding Taxes. In addition, any balance credited at the time of such Involuntary Termination to the phantom dividend equivalent book account maintained for the Participant under Paragraph 4(b) shall be immediately distributed to Participant, subject to the Corporation’s collection of the applicable Withholding Taxes. Should the restricted stock units be replaced with a cash retention plan in accordance with Paragraph 5(a), then the portion of that balance which would have been earned had the Corporation achieved each of the applicable Performance Goals at Target Level Attainment and had Participant continued in Service through the completion of the Performance Period shall immediately be paid to Participant in a lump sum upon such Involuntary Termination, subject to the Corporation’s collection of the applicable Withholding Taxes; provided, however, that Participant shall be entitled to such payment only if Participant’s Involuntary Termination occurs within twenty-four (24) months following the Change in Control and prior to the completion of the Performance Period. In no event, however, shall any share issuance or payment required under this Paragraph 5(c) be effected later than the later of (i) the end of the calendar year in which such Involuntary Termination occurs or (ii) the fifteenth (15th) of the third (3rd) calendar month following the date of such Involuntary Termination. Except for the number of Shares and portion of the cash retention balance calculated in accordance with the foregoing provisions of this Paragraph 5(c), Participant shall have no further right or entitlement to any additional Shares or other portion of the cash retention balance upon such Involuntary Termination. Should such Involuntary Termination occur after the completion of the Performance Period, Participant’s rights and entitlement hereunder shall be governed solely by the provisions of Paragraph 3.

(d)       If the restricted stock units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 5(a), then Participant shall, immediately prior to the closing of such Change in Control, vest in that number of Shares equal to the Performance Shares which would have resulted upon the Corporation’s achievement of each applicable Performance Goal at Target Level Attainment. The vested Shares will be issued immediately on the effective date of such Change in Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or will otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control and distributed at the same time as such stockholder payments, but in no event shall such distribution to Participant be completed later than the later of (i) the end of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control. Each issuance or distribution made under this Paragraph 5(c) shall be subject to the Corporation’s collection of the applicable Withholding Taxes. Except for the number of Shares so calculated, Participant shall have no further right or entitlement to any additional Shares.

(e)       This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.         Change in Control Benefit Agreement. Notwithstanding anything to the contrary in this Agreement, if Participant is, at the time of a change in control or ownership of the Corporation (whether or not that transaction constitutes a Change in Control hereunder), a party to a Change in Control Benefit Agreement with the Corporation, then the provisions of that agreement shall, to the extent applicable to this Award, govern Participant’s rights and benefits with respect to the restricted stock units and underlying Shares subject to this Agreement, and in the event of any conflict between the provisions of that Change in Control Benefit Agreement and this Agreement, the provisions of the Change in Control Benefit Agreement shall be controlling.

7.         Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby prevent a dilution or enlargement of benefits hereunder. In making such equitable adjustments, the Plan Administrator shall take into account any amounts credited to Participant’s book account under Paragraph 4(b) in connection with the transaction, and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 5(b) shall be controlling.

(8)	Issuance of Shares of Common Stock.

(a)       The Shares in which Participant vests in accordance with the provisions of Paragraph 3 shall be issued in accordance with the following provisions:

(i)        If the applicable Performance Period is coincidental with one or more successive complete calendar years, the Shares shall be issued during the period beginning with the first business day of the calendar year immediately succeeding the end of the Performance Period and ending on March 15 of that year.

(ii)       If the applicable Performance Period ends on a date other than the last day of the calendar year, then the Shares shall be issued as soon as administratively practicable following the completion of that Performance Period, but no later than the later of (A) the last day of the calendar year in which such

Performance Period ends or (B) the fifteenth (15th) day of the third (3rd) calendar month following the last of day of such Performance Period.

(iii)      Except as otherwise provided in Paragraph 5(c) or 5(d), no Shares shall be issued prior to the completion of the Performance Period.

(b)       Any Shares to be issued to Participant in accordance with the foregoing provisions of Paragraph 8(a) shall be in the form of a book entry evidencing ownership of those Shares. Actual certificates for the vested Shares evidenced by book entry ownership shall be promptly delivered upon the request of Participant or any other person having an interest at the time in those Shares.

(c)       The Corporation shall collect the Withholding Taxes with respect to each distribution of phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld.

(d)       Unless Participant (i) otherwise makes satisfactory arrangements with the Corporation’s Human Resources Department, on or before the expiration of the designated notification period preceding the applicable vesting date of the Shares, to pay the applicable Withholding Taxes through the delivery of a check payable to the Corporation in the amount of such Withholding Taxes and (ii) in fact delivers such check to the Corporation not later than that vesting date, the Corporation shall collect the applicable Withholding Taxes through the following automatic share withholding method:

-          On the applicable issuance date, the Corporation shall withhold, from the vested Shares otherwise issuable to Participant at that time, a portion of those Shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of Shares which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(e)       Except as otherwise provided in Paragraph 5 or this Paragraph 8, the settlement of all restricted stock units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

9.         Deferred Issue Date. Notwithstanding any provision to the contrary in this Agreement, to the extent this Award may be deemed to create a deferred compensation arrangement under Code Section 409A, then the following limitation shall apply:

-          No Shares or other amount which become issuable under this Agreement by reason of Participant’s cessation of Service shall actually be issued to a Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his or her Separation from Service or (ii) the date of his or her death, if the Participant is, pursuant to procedures established by the Plan Administrator, deemed at the time of such Separation from Service to be a “key employee” within the meaning of that term under Code Section 416(i) and such delayed issuance is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Shares deferred pursuant to this Paragraph 9 shall be issued in a lump sum to the Participant.

10.       Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.

11.       Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.       Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13.       Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan and any Change in Control Benefits Agreement. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14.       Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Hawaii without resort to that State’s conflict-of-laws rules.

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.	Agreement shall mean this Restricted Stock Unit Award Agreement.

B.        Award shall mean the award of restricted stock units made to Participant pursuant to the terms of this Agreement.

C.        Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date specified in the Award Notice.

D.        Award Notice shall mean the Notice of Award of Performance-Based Restricted Stock Units delivered to Participant in which there is set forth the basic terms of the restricted stock units subject to this Agreement.

E.	Board shall mean the Corporation’s Board of Directors.

F.        Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by Participant, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; provided, however, that in the event Participant is, at the time the Corporation (or any Parent or Subsidiary) purports to terminate Participant’s Employee status for Cause, a party to a Change in Control Benefit Agreement applicable to the Award, the term Cause shall have the meaning ascribed to that term in such Change in Control Benefit Agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan and this Agreement, to constitute grounds for termination for Cause.

G.        Change in Control shall mean a change of ownership or control of the Corporation effected through any of the following transactions:

(i)        a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)       a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)      the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) or more of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv)      a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination;

provided, however, that in the event Participant is a party to a Change in Control Benefit Agreement applicable to the Award, the term Change in Control shall have the meaning ascribed to that term in such Change in Control Benefit Agreement.

H.        Change in Control Benefits Agreement shall mean any separate agreement between Participant and the Corporation which provides Participant with special vesting acceleration and/or other special benefits with respect to one or more awards of restricted stock units made to Participant for shares of Common Stock, including (to the extent applicable) the restricted stock units evidenced by this Agreement, in the event of a change in control or ownership of the Corporation (whether or not constituting a Change in Control hereunder).

I.	Code shall mean the Internal Revenue Code of 1986, as amended.

J.	Common Stock shall mean shares of the Corporation’s common stock.

K.        Corporation shall mean Alexander & Baldwin, Inc., a Hawaii corporation, and any successor corporation to all or substantially all of the assets or voting stock of Alexander & Baldwin, Inc. which shall by appropriate action adopt the Plan.

L.        Early Retirement shall mean Participant’s cessation of Service on or after the attainment of age fifty-five (55) and the completion of at least five (5) years of Service.

M.       Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

N.        Extraordinary Level Attainment shall mean the Corporation’s achievement of each Performance Goal set forth in Schedule I to the Award Notice at the level designated as Extraordinary Level attainment for that goal.

O.        Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading beings) on date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

P.        Good Reason shall mean (A) a change in Participant’s position with the Corporation (or any Parent or Subsidiary employing Participant) which materially reduces Participant’s duties and responsibilities or the level of management to which Participant reports, (B) a reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than ten percent (10%) or (C) a relocation of Participant’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without Participant’s consent; provided, however, that in the event Participant is at the time of his or her cessation of Employee status a party to a Change in Control Benefit Agreement applicable to the Award evidenced by this Agreement, the term Good Reason shall have the meaning ascribed to that term in such Change in Control Benefit Agreement.

Q.        Involuntary Termination shall mean the Participant’s Separation from Service by reason of:

(i)        Participant’s involuntary dismissal or discharge by the Corporation for reasons other than for Cause, or

(ii)	Participant’s voluntary resignation for Good Reason.

R.        1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

S.        Normal Retirement shall mean shall mean the cessation of Service by reason of retirement at or after the attainment of age sixty-five (65).

T.        Participant shall mean the person to whom the Award is made pursuant to the Agreement.

U.        Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.        Performance Goals shall mean the performance goals specified on Schedule I of the Award Notice.

W.       Performance Period shall mean the period specified on Schedule I of the Award Notice over which the attainment of the Performance Goals is to be measured.

X.        Performance Shares shall mean the maximum number of Shares in which Participant can vest based on the level at which the Performance Goals for the Performance Period are attained and shall be calculated in accordance with the provisions of the Award Notice. In no event shall the number of such Performance Shares exceed two hundred percent (200%) of the number of Shares specified in the Number of Shares Subject to Award section of the Award Notice.

Y.        Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Z.	Plan shall mean the Corporation’s 2007 Incentive Compensation Plan.

AA.     Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

BB.     Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee or independent consultant permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such Service).

CC.     Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:

(i)        Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).

(ii)       Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his or her position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.

(iii)      Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

DD.     Shares shall mean the shares of Common Stock which may vest and become issuable under the Award pursuant to the terms of this Agreement and the Award Notice.

EE.      Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

FF.      Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG.     Target Level Attainment shall mean the Corporation’s achievement of each Performance Goal set forth in Schedule I to the Award Notice at the level designated as Target Level attainment for that goal.

HH.     Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under the Award and any phantom dividend equivalents distributed with respect to those shares.

A.

SCHEDULE I

ILLUSTRATION OF VESTING CALCULATIONS

The following examples are for illustration purposes only:

1.   Participant receives an Award for 1,000 Shares at Target Level and Participant continues in Service until the expiration of the Performance Period. If the Performance Goals are satisfied at the Target Level, Participant shall vest in all 1,000 Shares. If the Performance Goals are satisfied at the Extraordinary Level, Participant shall vest in an additional 1,000 Shares for a total of 2,000 Shares.

2.   Participant receives an Award for 1,000 Shares at Target Level and Participant ceases Service due to Permanent Disability halfway through the Performance Period. If the Performance Goals are satisfied at the Target Level, Participant shall vest in 500 of the Shares. On the other hand, if the Performance Goals are satisfied at the Extraordinary Level, Participant shall vest in an additional 500 Shares for a total of 1,000 Shares.

3.   Participant receives an Award for 1,000 Shares at Target Level and Participant continues in Service through the expiration of the Performance Period. If the Performance Goals are attained at a point halfway between the Threshold and Target Levels, Participant shall vest in 750 of the Shares. On the other hand, if the Performance Goals are attained at a point halfway between the Target and Extraordinary Levels, Participant shall vest in an additional 500 Shares for a total of 1,500 Shares.

4.    Participant receives an Award for 1,000 Shares at Target Level and Participant ceases Service due to Permanent Disability halfway through the Performance Period. If the Performance Goals are attained at a point halfway between the Threshold and Target Levels, Participant shall vest in 375 of the Shares. On the other hand, if the Performance Goals are attained at a point halfway between the Target and Extraordinary Levels, Participant shall vest in an additional 375 Shares for a total of 750 Shares.